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                                                                  EXHIBIT (4)(l)


                             CERTIFICATE OF TRUST OF
                              M&T CAPITAL TRUST VI

        THIS CERTIFICATE OF TRUST of M&T Capital Trust VI (the "Trust") is being duly executed and filed by The Bank of New York (Delaware), a Delaware banking corporation, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.).

        1. Name. The name of the statutory trust formed hereby is "M&T Capital Trust VI".

        2. Delaware Trustee. The name and address of the trustee of the Trust in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

        3. Effective Date. This Certificate of Trust shall be effective on July 7, 2003.

        IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust.

                                  The Bank of New York (Delaware), not in
                                  its individual capacity, but solely as trustee

                                  By:    /s/ Michael Santino
                                         -----------------------------
                                  Name:  Michael Santino
                                  Title: Senior Vice President